Exhibit 10.50

One Cedar Lane

Woodside, CA 94062

February 7, 2011

eDiets.com, Inc.

1000 Corporate Drive Suite 600

Fort Lauderdale FL 33334

Re: Additional Equity Investment

Dear Sirs:

This letter agreement (this “Agreement”) will confirm our agreement on the matters described below:

1.	Pursuant to this Agreement and subject to its terms and conditions, and concurrently with the execution of this Agreement, the undersigned (the “Investor”) hereby subscribes for and purchases from eDiets.com, Inc., a Delaware corporation (the “Company”), and the Company hereby issues and sells to the Investor, in a private placement, the following securities (the “Securities”) for an aggregate purchase price of $100,000.00:

a.	242,424 newly issued shares (the “Investor Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company at a purchase price of $0.4125 per share; and

b.	a warrant (the “Warrant”), in the form attached hereto as Exhibit A, to purchase shares of Common Stock.

2.	Concurrently with the execution of this Agreement, the Company and the Investor have entered into a registration rights agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement” and together with this Agreement and the Warrant, the “Agreements”).

3.

The Company will file with the SEC, as soon as practicable, but in any event within five days, after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 Form 10-K”), a registration statement to enable the Company to commence a rights offering (the “Rights Offering”), pursuant to which, among other customary things, (A) the Company would distribute to existing stockholders the right to purchase newly issued shares of Common Stock equal to up to 15% of the then outstanding shares of Common Stock; (B) stockholders who fully exercise their rights would have the customary, pro rata right to subscribe for additional shares of Common Stock unclaimed by other stockholders in the Rights Offering; and

(C) concurrently with the commencement of the Rights Offering, the shares of Common Stock issuable in connection with the Rights Offering would be registered under applicable securities laws and, if possible at the time, listed on the Nasdaq Capital Market.

4.	Certificates representing the Investor Shares and the Warrants and registered in the Investor’s name and address as set forth in Section 13(b) of this Agreement will be delivered to the Investor as promptly as practicable after the date of this Agreement.

5.	The Investor hereby represents and warrants to, and covenants with, the Company as follows:

a.	the Investor was at the time it was offered the Securities, is as of the date hereof and will be on each date the Investor exercises the Warrant an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”)); is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision similar to that involved in the purchase of the Securities; has requested, received, reviewed and considered all information the Investor deemed relevant in making an informed decision to purchase the Securities; and is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment;

b.	the Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by the Investor in this Agreement; the Investor is acquiring the Securities in the ordinary course of business and for the Investor’s own account for investment only, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities; and

c.	the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

6.	The Company hereby represents and warrants to, and covenants with, the Investor as follows:

a.

The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware, has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the Company and its subsidiaries as a whole or the business, financial condition, prospects, properties, operations or assets of the Company and its subsidiaries as a whole or the Company’s ability to perform its obligations under the Agreements in all material respects, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification;

b.	The Company has all requisite power and authority to execute, deliver and perform its obligations under each of the Agreements; the execution, delivery and performance by the Company of each of the Agreements, and the consummation by the Company of the transactions contemplated by each of the Agreements, and the Rights Offering have been duly authorized by all necessary corporate action, and no further action on the part of the Company or its board of directors or stockholders is required;

c.	The execution, delivery and performance by the Company of each of the Agreements, and the consummation by the Company of the transactions contemplated by each of the Agreements and the Rights Offering, do not and will not (i) result in any violation of the certificate of incorporation or by-laws of the Company; (ii) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any such subsidiary is bound or to which any of their respective properties are subject; or (iii) violate any existing applicable law of any governmental entity having jurisdiction over the Company;

d.	The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, (i) 57,418,520 shares of Common Stock were issued and outstanding and (ii) no shares of preferred stock were issued and outstanding; and

e.	The Securities and the Warrant Shares (as defined in the Warrant) have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement or the Warrant, as applicable, will be duly and validly issued, fully paid and nonassessable, subject to no lien, claim or encumbrance (except for any such lien, claim or encumbrance created, directly or indirectly, by the Investor).

7.	Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

8.	The Company will (i) notify the Investor and its counsel at least five business days prior to (x) filing a registration statement with respect to the Warrant Shares, the Other Shares (as defined in the Registration Rights Agreement) or the Rights Offering (or any amendment or supplement to such registration statement) or the 2010 Form 10-K (or any amendment thereto) or (y) submitting any correspondence to NASDAQ relating to the listing of the Common Stock on the Nasdaq Capital Market; (ii) concurrently with such notice, provide the Investor and its counsel copies of the documents or correspondence referred to in the preceding clause (i); (iii) provide to the Investor and its counsel, as promptly as practicable after receipt by the Company, copies of all correspondence from the SEC or NASDAQ relating to such registration statements, 2010 Form 10-K or listing; (iv) notify the Investor in writing a reasonable time prior to any discussions or meetings with (x) the SEC relating to such registration statements or 2010 Form 10-K or (y) NASDAQ relating to the listing of the Common Stock on the Nasdaq Capital Market; (v) permit the Investor and its counsel to participate in any such discussions (and to attend any such meetings) with the SEC or NASDAQ; and (vi) in good faith, consider all reasonable comments or other input from the Investor and its counsel with respect to such registration statements, 2010 Form 10-K, listing or discussions with the SEC or NASDAQ.

9.	Subject to Section 11, prior to February 7, 2012, without the prior written consent of the Investor, which consent shall not be unreasonably withheld, conditioned or delayed, the Company shall not offer, issue or sell, in a private placement, any shares of Common Stock, or any option, right, warrant or other security exercisable or exchangeable or convertible into, or any other right to acquire, directly or indirectly, Common Stock (collectively, the “Company Offered Securities”) for a price or exercise price per share that is less than $0.4125.

10.

Subject to Section 11, if, prior to August 7, 2012, the Company proposes to offer, issue or sell, in a private placement, any Company Offered Securities, the Company shall, no later than 25 calendar days prior to the consummation of such transaction (a “Matching Rights Transaction”), give notice in writing (the “Matching Rights Offer Notice”) to the Investor of such Matching Rights Transaction. The Matching Rights Offer Notice shall describe all material terms of the proposed Matching Rights Transaction, identify the proposed purchaser, and contain an offer (the “Matching Rights Offer”) to sell to the Investor, at the same price, for the same consideration to be paid by the proposed purchaser (provided, that, in the event any of such consideration is non-cash consideration, at the election of the Investor, the Investor may pay cash equal to the value of such non-cash consideration), and upon the same other terms and conditions, an aggregate number of Company Offered Securities equal to the total number of Company Offered Securities proposed to be purchased in the Matching Rights Transaction; provided, however, that the Investor may elect to purchase any or all of such Company Offered Securities. If the Investor fails to accept in writing the Matching Rights Offer on or before the 15th calendar day after the Company’s delivery of the Matching Rights Offer Notice, then, subject to the next sentence of this Section 10, the Investor shall have no further rights with respect to the proposed Matching Rights Transaction and the Company may proceed with the proposed Matching Rights Transaction, free of any right on the part of the Investor under this Section 10 in respect thereof. Notwithstanding the immediately preceding sentence, if the Company has not completed the proposed Matching Rights Transaction within 60 days after the date the Investor receives the Matching Rights Offer Notice, then, prior to August 7, 2012 and subject to Section 11, the Company will not offer, issue or sell, in a private placement, any Company Offered Securities without first complying with this Section 10.

11.	Notwithstanding anything to the contrary in this Agreement, Sections 9 and 10 shall not apply to (i) any issuance or distribution of any class of capital stock of the Company as a result of any split, distribution, reclassification or reorganization of or in respect of the equity securities of the Company, (ii) any offer, sale or issuance of Company Offered Securities to (x) all holders of any class of capital stock of the Company, including the Rights Offering, or (y) the general public, (iii) the exercise of the Warrants or the other warrants described on Exhibit A of the Registration Rights Agreement, (iv) issuances of Company Offered Securities to officers, employees, directors or consultants of the Company or any subsidiary pursuant to any stock purchase, stock option or employee benefit plan or other compensatory arrangement that is approved by the board of directors of the Company, where the primary purpose of such issuance is not to raise additional equity capital for the Company or (v) the issuance and sale of Common Stock and warrants pursuant to (x) the letter agreement between the Company and Haus Capital Fund, L.P., dated February 7, 2011 or (y) the letter agreement between the Company and BBS Capital Fund, L.P., dated February 7, 2011.

12.	As promptly as practicable, but in any event within 10 days, after the date of this Agreement, the Company will reimburse the Investor for all reasonable out of pocket fees and expenses, including attorneys’ fees and expenses, incurred by the Investor in connection with the preparation, negotiation and delivery of the Agreements and the consummation of the transactions contemplated thereby.

13.	All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, and shall be deemed given: (i) if delivered by first-class registered or certified mail, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by FedEx (or comparable service), two business days after timely delivery to such carrier, or (iv) if delivered by facsimile, upon electric confirmation of receipt, and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

a.	if to the Company, to:

eDiets.com, Inc.

1000 Corporate Drive Suite 600

Fort Lauderdale FL 33334

Attention: Chief Executive Officer

Facsimile: (954) 938 0031

b.	if to the Investor, to:

One Cedar Lane

Woodside, CA 94062

Facsimile: (650) 529-9205.

14.	This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

15.	The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

16.	This Agreement, together with the Warrant and the Registration Rights Agreement, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights, benefits or remedies. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

17.	This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to its choice of law provisions to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

18.	Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 18, and each party agrees that service of process by registered or certified mail, return receipt requested, at its address specified in Section 13 is reasonably calculated to give actual notice.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

19.	This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, and any purported assignment without such prior written consent shall be null and void.

20.	This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when such counterparts have been signed by each party hereto and delivered to the other party. In the event that any signature is delivered by fax or electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature were an original.

[Remainder of Page Intentionally Left Blank.]

If the foregoing accurately reflects our agreement regarding the matters described above, please so indicate by executing a copy of this Agreement in the space provided below and returning such executed copy to the undersigned.

Very truly yours,

/s/ Lee S. Isgur
Lee S. Isgur

AGREED AND ACCEPTED:

EDIETS.COM, INC.

By:	/s/ Thomas Hoyer
Name: Thomas Hoyer
Title: Chief Financial Officer

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT